Exhibit 99.1

FOR IMMEDIATE RELEASE

NEW PLAN CONTACT:

Stacy Slater

Senior Vice President - Corporate Communications

New Plan Excel Realty Trust, Inc.

212-869-3000

sslater@newplan.com

CENTRO PROPERTIES GROUP CONTACTS:
Andrew Scott		Philippa Kelly
Chief Executive Officer	or	General Manager—Institutional Funds Management
+61-3-8847-0033		+613-8847-0136
+61-419-548-068		+61-402-021-413

NEW PLAN EXCEL REALTY TRUST TO BE ACQUIRED BY

CENTRO PROPERTIES GROUP IN A DEAL VALUED AT $6.2 BILLION

NEW YORK, February 27, 2007 — New Plan Excel Realty Trust, Inc. (NYSE: NXL) and Centro Properties Group (ASX:CNP) today jointly announced that New Plan has entered into a definitive agreement with affiliates of Melbourne, Australia-based Centro pursuant to which Centro will acquire New Plan for $33.15 per share of common stock in cash in a transaction valued at approximately $6.2 billion, including assumption of debt and preferred stock.  The per share offer price represents a 12.9 percent premium to New Plan’s closing share price on February 27, 2007 and a 12.3 percent premium to the average closing price over the past 30 days.

The acquisition of New Plan will be completed through a cash tender offer pursuant to which an affiliate of Centro will offer to purchase all outstanding shares of New Plan common stock at $33.15 per share.  The tender offer is expected to commence within 10 business days of the date of the merger agreement.  Following the closing of the tender offer, an affiliate of Centro and New Plan will merge and common stockholders who did not tender their shares in the tender offer will receive per share cash consideration equal to the offer price. Completion of the tender offer will be subject to the receipt of valid tenders for a majority of New Plan’s fully diluted shares of common stock and Series D preferred stock, voting as a single class, and the satisfaction of other customary conditions.

New Plan will pay its regular quarterly dividend of $0.3125 per share on its common stock for the first quarter of 2007, but will not pay dividends on its common stock thereafter.

Separately, limited partners in Excel Realty Partners, L.P., one of New Plan’s subsidiaries, will be given the option to receive $33.15 per partnership unit, or to remain as limited partners and receive newly issued preferred units. Holders of shares of New Plan preferred stock will receive cash in an amount equal to the liquidation preference of their shares as a result of a liquidation of New Plan that is expected to occur shortly after the completion of the merger.

The transaction was unanimously approved by New Plan’s Board of Directors.  The transaction is not contingent on receipt of financing by Centro or on approval of the transaction by Centro shareholders. The tender offer is expected to close in the second quarter of 2007, subject to customary closing conditions.

“We have significantly repositioned New Plan over the past several years, recycling over $5 billion of capital and increasing the intrinsic value of our portfolio.  We have built a best-in-class national platform and regional operating system, extensively grown our assets under management, created a leading redevelopment program and enhanced our retailer relationships.  Today’s transaction recognizes the underlying value of our portfolio, in particular our operating platform, and accomplishes our ultimate objective of maximizing shareholder value,” commented Glenn J. Rufrano, Chief Executive Officer of New Plan Excel Realty Trust, Inc.

Brian Healey, Chairman of Centro, commented, “The New Plan acquisition is another landmark transaction for Centro in addition to our previous acquisitions of public companies in the U.S. of Kramont Realty Trust and Heritage Property Investment Trust, Inc.”

Andrew Scott, Chief Executive Officer of Centro, commented “We are excited with the opportunity this acquisition represents for Centro.  Centro Watt’s fully-integrated national platform is well placed to manage the diverse style and geographic mix of its expanded U.S. retail property platform.”

-more-

J.P. Morgan Securities Inc. acted as financial advisor to New Plan and Merrill Lynch & Co. acted as financial advisor in the capacity of delivering a fairness opinion.  Hogan & Hartson LLP acted as legal advisor to New Plan and Skadden, Arps, Slate, Meagher & Flom LLP acted as Centro’s legal advisor.

About New Plan Excel Realty Trust, Inc. (NYSE:NXL)

New Plan is one of the nation’s largest real estate companies, focusing on the ownership, management and development of community and neighborhood shopping centers.  The Company operates as a self-administered and self-managed REIT, with a national portfolio of 467 properties, including 177 properties held through joint ventures, and total assets of approximately $3.5 billion.  The properties are strategically located across 38 states and include 453 community and neighborhood shopping centers, primarily grocery or name-brand discount chain anchored, with approximately 67.6 million square feet of GLA, and 14 related retail real estate assets, with approximately 658,000 square feet of GLA.  For additional information, please visit www.newplan.com.

About Centro Properties Group (ASX: CNP)

Centro Properties Group specializes in the ownership, management and development of shopping centers. Centro is Australia’s largest manager of retail property investment syndicates with over 80% market share as well as being a leading manager of direct property funds and wholesale funds which invest in Centro’s quality retail properties in Australasia and the United States. Centro has a market capitalization of A$8.1 billion and funds under management of A$15.6 billion. Centro continues to maximize returns to investors through its customer focused and value adding team based approach. Please visit www.centro.com.au

Additional Information about the Tender Offer and Merger and Where to Find It

This press release is being made in connection with the proposed acquisition of New Plan by Centro. In connection with the tender offer, New Plan will file a solicitation/recommendation statement with the SEC, and, if required or necessary, will file a proxy statement or information statement with the SEC. Stockholders are urged to read these documents carefully and in its entirety if and when they become available because they will contain important information about the tender offer and/or the proposed merger.

When solicitation/recommendation statement, proxy statement and/or information statement become available, they will be mailed to New Plan stockholders who are entitles to receive such statements. In addition, the solicitation/recommendation statement, proxy statement and/or information statement as well as other filings containing information about New Plan, the tender offer and the merger, if and when filed with the SEC, will be available free of charge at the SEC’s Internet Web site, www.sec.gov.   In addition, investors and security holders may obtain free copies of the solicitation/recommendation statement, proxy statement and/or information statement as well as other filings containing information about New Plan, the tender offer and the merger that are filed with the SEC by New Plan, if and when available, by contacting New Plan Investor Relations at (212) 869-3000 or accessing New Plan’s investor relations website at www.newplan.com.

New Plan and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in the event that a proxy statement is used in connection with the merger. Information regarding New Plan’s  directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the proxy statement, if and when filed, relating to the merger, when it becomes available.

Forward-Looking Statements

Certain statements in this communication that are not historical fact, including, without limitation, as to the expected closing and the financial benefits of the proposed acquisition of New Plan by Centro, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of New Plan to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national or local economic, business, real estate and other market conditions; the competitive environment in which New Plan operates; financing risks; possible future downgrades in our credit ratings; property ownership / management risks; the level and volatility of interest rates and changes in capitalization rates with respect to the acquisition and disposition of properties; financial stability of tenants; New Plan’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks, including risks that developments and redevelopments are not completed on time or on budget; governmental approvals, actions and initiatives; potential environmental and other liabilities; and other factors affecting the real estate industry generally. New Plan refers you to the documents filed by New Plan from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in New Plan’s Annual Report on Form 10-K for the year ended December 31, 2006, which discuss these and other factors that could adversely affect New Plan’s results.

# # #